Exhibit 4.45

REGISTRATION RIGHTS AGREEMENT

between

NIO INC.

and

CYVN Holdings L.L.C.

_______________________________

Dated as of June 20, 2023

_______________________________

-i-

SECTION 8 MISCELLANEOUS		14
8.1.	Authority; Effect	14
8.2.	Notices	14
8.3.	Descriptive Heading	15
8.4.	Counterparts	15
8.5.	Successors and Assigns	15
8.6.	No Third-Party Beneficiaries	15
8.7.	Entire Agreement	16
8.8.	Amendments and Waivers	16
8.9.	Severability	16
SECTION 9 GOVERNING LAW; JURISDICTION, ETC.		16
9.1.	Governing Law; Arbitration.	16
9.2.	Remedies and Waivers	17
9.3.	Specific Performance	17

-ii-

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of June 20, 2023, by and between NIO Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and CYVN Holdings L.L.C., a limited liability company organized under the laws of Abu Dhabi, United Arab Emirates (the “Investor”).

BACKGROUND

A.WHEREAS, the Company and the Investor have entered into that certain Share Subscription Agreement, dated as of June 20, 2023 (the “Share Subscription Agreement”), pursuant to which the Investor has agreed to subscribe for and purchase from the Company a certain number of Class A Ordinary Shares.

B.WHEREAS, the Investor has entered into a share purchase agreement (the “Secondary Transfer Agreement”) on June 20, 2023 with Image Frame Investment (HK) Limited (the “Existing Shareholder”), pursuant to which the Investor purchased Class A Ordinary Shares beneficially owned by the Existing Shareholder. The Class A Ordinary Shares to be subscribed for by the Investor under the Share Subscription Agreement, together with the Class A Ordinary Shares purchased by the Investor from the Existing Shareholder pursuant to the Secondary Transfer Agreement, are collectively referred to hereunder as the “Subject Securities”.

C.WHEREAS, reference is made to the Fifth Amended and Restated Shareholders’ Agreement among the Company and other parties thereto, dated November 10, 2017 (the “Shareholders Agreement”).

D.WHEREAS, the Company and the Investor desire to set forth their agreements regarding certain registration rights with respect to the Subject Securities and other Registrable Securities.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

SECTION 1

EFFECTIVENESS; DEFINITIONS

1.1.Effective Date. This Agreement shall become effective upon the closing of the transactions contemplated by the Share Subscription Agreement (the “Closing”).

1.2.Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 7 hereof.

SECTION 2

SHELF REGISTRATION

2.1.Shelf Registration. (1) No later than the thirtieth (30th) day immediately following the six (6) month anniversary of Closing, and (2) at any time thereafter, no later than the thirtieth (30th) day immediately following a written demand by the Investor, in case the Company does not already have an effective Registration Statement on Form F-3 on file, the Company shall prepare and file with the Commission one Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time pursuant to any method or combination of methods legally available to, and requested by, the Investor of all of the Registrable Securities then held by the Investor that are not covered by an effective Registration Statement. Such Registration Statement also shall cover, to the extent allowable under the Securities Act (including Rule 416 under the Securities Act), such indeterminate number of additional Registrable Securities resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof, if applicable) shall be provided in accordance with Section 4.1 to the Investor prior to its filing or other submission. Notwithstanding any other provision of this Section 2.1, if the Commission Staff does not permit all of the Registrable Securities to be registered on the Registration Statement filed pursuant to this Section 2.1 or Section 2.2 or requires the Investor to be named as an “underwriter”, then the Company shall use its reasonable best efforts to persuade the Commission Staff that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 under the Securities Act and that the Investor is not an “underwriter” or that the number of shares the Company is eligible to register on the Registration Statement should not be so limited.

2.2.Right of Deferral.

i.

The Company shall not be obligated to Register or qualify the Registrable Securities held by the Investor pursuant to Section 2.1 if (1) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement filed pursuant to Section 2.1; provided that the Investor is entitled to join such Registration in accordance with Section 3 (Piggyback Registrations); (2) the aggregate anticipated price to the public of any Registrable Securities proposed to be sold pursuant to such Registration is less than US$50,000,000 (or the equivalent thereof in other currencies); or (3) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

ii.

If, after receiving a request from the Investor pursuant to Section 2.1 hereof, the Company furnishes to the Investor a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the board of directors of the Company, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided that the Company may not utilize this right for a Registration under Section 2.1 for more than sixty (60) days, on any one occasion or more than once during any twelve (12) month period; provided further that the Company may not Register any other of its Equity Securities during such period (except for Exempt Registrations).

2.3.Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1, the Investor seeks to distribute such Registrable Securities in an underwritten offering, it shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to be promptly sent to the Holders. The Company shall, as soon as practicable, cause the Registrable Securities specified in the request, together with any NIO Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for the applicable sale and distribution. In such event, the right of any Registration Rights Holder, including the Investor, to include its NIO Securities in such Registration shall be conditioned upon such Registration Rights Holder’s participation in such underwritten offering and the inclusion of such Registration Rights Holder’s NIO Securities in the underwritten offering to the extent provided herein. All Registration Rights Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of a majority of the voting power of all NIO Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) advises(s) the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of NIO Securities to be underwritten in a Registration, the underwriters may exclude up to seventy-five percent (75%) of the NIO Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering, provided that the number of shares to be included in the Registration on behalf of the non-excluded Registration Rights Holders is allocated among all Registration Rights Holders in proportion, as nearly as practicable, to the respective amounts of NIO Securities requested by such Registration Rights Holders to be included. If the Investor disapproves the terms of any underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

SECTION 3

PIGGYBACK REGISTRATIONS

3.1.Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give the Investor written notice of such Registration and, upon the written request of the Investor given within fifteen (15) days after delivery of such notice, the Company shall include in such Registration any Registrable Securities thereby requested to be Registered by the Investor. If the Investor decides not to include all or any of its Registrable Securities in such Registration by the Company, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2.Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not the Investor has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3.Underwriting Requirements.

i.

In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register any Registrable Securities under this Section 3 (Piggyback Registrations) unless the Registrable Securities are included in the underwritten offering and the Investor enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the managing underwriter(s) advise(s) the Company and the Registration Rights Holders seeking Registration of their respective NIO Securities pursuant to this Agreement and the Shareholders Agreement, as applicable, in writing that, in their opinion, market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of NIO Securities to be underwritten, the underwriters may exclude up to seventy-five percent (75%) of the total NIO Securities requested to be Registered but only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting, provided that the number of shares to be included in the Registration on behalf of the non-excluded Registration Rights Holders is allocated among all Registration Rights Holders in proportion, as nearly as practicable, to the respective amounts of NIO Securities requested by such Registration Rights Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Registration Rights Holder to the nearest one hundred (100) shares.

ii.

If the Investor disapproves the terms of any underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4.Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) on Form S-8 relating solely to the sale of securities to participants in a share incentive plan of the Company, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable) (collectively, “Exempt Registrations”).

SECTION 4

REGISTRATION PROCEDURES

4.1.Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Investor, the Company shall, as expeditiously as reasonably possible:

i.

Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and, to the extent the Registration Statement is not automatically effective, use its reasonable best efforts to cause that Registration Statement to become effective as soon as practicable, and, upon the request of the Investor, keep the Registration Statement effective until the distribution thereunder has been completed. The Company shall notify the Investor as promptly as practicable after any Registration Statement is declared effective (to the extent such Registration Statement is not automatically effective);

ii.

Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

iii.

Within a reasonable time before filing a Registration Statement, prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by the Investor copies of such documents proposed to be filed, and the Company shall reasonably consider the comments of such counsel;

iv.

Furnish to the Investor the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as the Investor may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Investor;

v.

Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any jurisdiction, as reasonably requested by the Investor, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

vi.

Use reasonable best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

vii.

In the event of any underwritten public offering (including for the avoidance of doubt, any “bought deal,” “registered direct offering” or “overnight transaction”), enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering, and take all such other customary actions as the Investor or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities);

viii.

Promptly notify the Investor at any time when a prospectus relating to the Registrable Securities held by the Investor is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of the Investor promptly prepare and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

ix.	Furnish, at the request of the Investor requesting Registration of the Registrable Securities pursuant to this Agreement, on the date that such

Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion and negative assurance letter, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the Registration Statement covering such Registrable Securities, and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

x.

Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable Registration Statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

xi.

Not, without the written consent of the Investor, make any offer relating to the Registrable Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Securities Act;

xii.	Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded; and
xiii.	Subject to the terms and conditions hereof, otherwise use its reasonable efforts to take all other steps necessary to effect the Registration of such Registrable Securities contemplated hereby.

4.2.Information from Investor. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 (Shelf Registration) and Section 3 (Piggyback Registrations) hereof with respect to Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as shall be required by applicable law to effect the Registration of the Registrable Securities held by the Investor.

4.3.Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, stock exchange fees,

Financial Industry Regulatory Authority fees, printers’ and accounting fees, fees and disbursements of counsel and other advisors for the Company and fees and disbursement of counsels for the Investor, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration initiated pursuant to Section 2.1 of this Agreement if the Registration request is subsequently withdrawn at the request of the Investor; provided, however, that if at the time of such withdrawal, the Investor has learned of a material adverse change in the condition, business or prospects of the Company from that known to the Investor at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Investor shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

SECTION 5

REGISTRATION-RELATED INDEMNIFICATION

5.1.Company Indemnity. To the maximum extent permitted by law, the Company will indemnify and hold harmless the Investor, its partners, officers, directors, shareholders, members and any affiliates that control the Investor, against any losses, claims, damages, liabilities or expenses (joint or several) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (unless the Investor has actual knowledge and consents to the making of such alleged untrue statement or omission), on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws.

5.2.Investor Indemnity.

i.

To the maximum extent permitted by law, the Investor, so long as it includes the Registrable Securities in a Registration, will, severally and not jointly with the other Persons who included securities of the Company (including the Holders who included NIO Securities) in the Registration, indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls (within the meaning of the Securities Act) the Company, against any losses, claims, damages, liabilities or expenses (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such Registration; and the Investor will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2 (Investor Indemnity), for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. The Investor’s liability under this Section 5.2 (Investor Indemnity) (when combined with any amounts paid by the Investor pursuant to Section 5.4 (Contribution)) shall not exceed the net proceeds actually received by the Investor from the offering of securities made in connection with that Registration.

ii.

The indemnity contained in this Section 5.2 (Investor Indemnity) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld or delayed).

iii.	The indemnity contained in this Section 5.2 (Investor Indemnity) shall be in addition to any liability the Investor may otherwise have in connection with selling the Registrable Securities.

5.3.Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 (Company Indemnity) or Section 5.2 (Investor indemnity) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 (Company Indemnity) or Section 5.2 (Investor indemnity), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4.Contribution. If any indemnification provided for in Section 5.1 (Company Indemnity) or Section 5.2 (Investor indemnity) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) the Investor will not be required to contribute any amount (after combined with any amounts paid by the Investor pursuant to Section 5.2 (Investor indemnity)) in excess of the net proceeds to the Investor from the sale of all such Registrable Securities offered and sold by the Investor pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5.Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6.Survival. The obligations of the Company and the Investor under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

SECTION 6

ADDITIONAL REGISTRATION-RELATED UNDERTAKINGS

6.1.Reports under the Exchange Act. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit the Investor to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

i.

make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times;

ii.	file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and
iii.

upon the reasonable request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

6.2.Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least seventy-five percent (75%) of the voting power of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 (Shelf Registration) or Section 3 (Piggyback Registrations), (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 (Shelf Registration) or Section 3 (Piggyback Registrations) hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Investor.

6.3.Termination. This Agreement shall terminate and be of no further force and effect on the date that the Investor owns less than 3% of the Class A Ordinary Shares outstanding (or any substitute securities issued or issuable as a dividend or other distribution with respect to, by way of a stock split, in exchange for, or in replacement of, or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Class A Ordinary Shares). This Agreement may also be terminated upon the mutual written consent of the Company and the Investor. Notwithstanding this Section 6.3, no termination under this Agreement shall relieve any Person of liability for breach prior to termination or any obligations set forth in Section 5.

SECTION 7

DEFINITIONS. FOR PURPOSES OF THIS AGREEMENT

7.1.Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 7:

(1)The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(2)The word “including” shall mean including, without limitation;

(3)Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(4)The masculine, feminine and neuter genders shall each include the other.

7.2.Definitions. The following terms shall have the following meanings:

“Affiliate” means an “affiliate” within the meaning of Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Recitals.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any related act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable laws of that jurisdiction.

“Business Day” means any weekday that is not a day on which banking institutions in New York City or the PRC are authorized or required by law, regulation or executive order to be closed.

“Class A Ordinary Shares” means the Company’s Class A ordinary shares, par value US$0.00025 per share.

“Closing” has the meaning set forth in Section 1.1.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning set forth in the Recitals.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, note, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Registration” has the meaning set forth in Section 3.4

“HKIAC” has the meaning set forth in Section 9.1.

“Holders” means the holders of NIO Securities who are parties to the Shareholders Agreement, and their permitted transferees that become parties to Shareholders Agreement from time to time.

“Investor” has the meaning set forth in the Recitals and includes the Investor’s permitted transferees that become parties to this Agreement from time to time.

“NIO Securities” means, collectively, (i) the Registrable Securities and (ii) the Equity Securities with respect to which the Holders have registration rights pursuant to the Shareholders Agreement.

“Person” means any individual, natural person, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“Registrable Securities” means, collectively, (a) (i) the Subject Securities, (ii) any Class A Ordinary Shares purchased by the Investor after the Closing and (iii) any other securities issued or issuable as a dividend or other distribution with respect to, by way of a stock split, in exchange for, or in replacement of, or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the securities described in (i) and (ii), and (b) any American Depositary Shares representing the Subject Securities or other Class A Ordinary Shares described in the foregoing clause (a); provided, that, a security shall cease to be a Registrable Security upon sale to the public pursuant to a Registration Statement or Rule 144 under the Securities Act.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Rights Holders” means, collectively, the Investor and the Holders.

“Registration Statement” means a registration statement of the Company prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act) pursuant to the provisions of this Agreement filed with, or to be filed with, the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post- effectiveness amendments, and all exhibits and material incorporated by reference in such registration statement.

“Secondary Transfer Agreement” has the meaning set forth in the Recitals.

“Securities Act” means the United States Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Share Subscription Agreement” has the meaning set forth in the Recitals.

“Subject Securities” has the meaning set forth in the Recitals.

“Transaction Documents” has the meaning as set forth in the Share Subscription Agreement.

“Violation” has the meaning set forth in Section 5.1.

SECTION 8

MISCELLANEOUS

8.1.Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

8.2.Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally or sent with an internationally recognized courier service; or (ii) upon receipt, when sent by email (if sent during normal business hours of the recipient, and if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

if to the Company:

NIO Inc.
Address:	Building 19, No. 889, Tianlin Road
Minhang District
Shanghai, People’s Republic of China
Telephone:	[***]
Email:	[***]
Attention:	[***]

with a copy (for informational purposes only) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Address:	46/F, Tower II, Jing An Kerry Centre 1539 Nanjing West Road
Shanghai 200040, People’s Republic of China
Telephone:	[***]
Email:	[***]
Attention:	[***]

if to Investor:

CYVN Holdings L.L.C.
Address:	Building No.51B, Al Bateen Executive Airport, Abu Dhabi, United Arab Emirates
Telephone:	[***]
Email:	[***]
Attention:	[***]

with a copy (for informational purposes only) to:

Akin Gump Strauss Hauer & Feld LLP
Address:	One Bryant Park
New York, NY 10036
Telephone:	[***]
Email:	[***]
Attention:	[***]

8.3.Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

8.4.Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered in electronic format, all of which together shall constitute one instrument.

8.5.Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties; provided, however, that the Company shall not assign this Agreement or any of its rights herein to any Person without the prior written consent of the Investor. The Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor, whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto. In the event there is more than one Investor party to this Agreement, such Persons shall act as requested by the holders of a majority of the voting power of the Registrable Securities to the extent that any decision is required to be made by the Investor hereunder with respect to any participation in a Registration or any offering pursuant to a Registration Statement.

8.6.No Third-Party Beneficiaries. Except as explicitly specified in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, stockholder, director, officer, employee or other beneficial owner of any party, in its or his own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

8.7.Entire Agreement. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

8.8.Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

8.9.Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom the waiver is to be effective.

8.10.Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

SECTION 9

GOVERNING LAW; JURISDICTION, ETC.

9.1.Governing Law; Arbitration. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule thereof. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in effect, which rules are deemed to be incorporated by reference into this Section 9.1. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

9.2.Remedies and Waivers. No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall: (i) affect that right, power or remedy; or (ii) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise or any other right, power or remedy. Except as otherwise expressly provided in this Agreement, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

9.3.Specific Performance. The parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled, in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise, to an injunction or injunctions, without posting a bond or undertaking and without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NIO INC.

By:	/s/ Bin Li
Name:	Bin Li
Title:	Chairman of the Board of Directors
and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CYVN HOLDINGS L.L.C.

By:	/s/ Jassem Mohamed Obaid Bu Ataba Alzaabi
Name:	Jassem Mohamed Obaid Bu Ataba Alzaabi
Title:	Chairman

[Signature Page to Registration Rights Agreement]